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                                                                    EXHIBIT 10.2

                                    AGREEMENT

        AGREEMENT, dated as of May 4, 2000, by and between VOICESTREAM WIRELESS CORPORATION (f/k/a VoiceStream Wireless Holding Corporation), a Delaware corporation ("VoiceStream") and TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation ("TDS");

        WHEREAS, VoiceStream has entered into a Voting Agreement ("Voting Agreement") dated as of February 25, 2000, together with certain stockholders of VoiceStream set forth on Schedule I thereof ("Stockholders");

        WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Voting Agreement;

        WHEREAS, in the Voting Agreement, the Stockholders and VoiceStream have agreed that, at the time of the closing of the Aerial Reorganization, TDS and VoiceStream shall execute and deliver this Agreement to evidence the admission of TDS as a party to the Voting Agreement;

        WHEREAS, the Aerial Reorganization is being consummated concurrently with the execution of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1. TDS hereby accepts and agrees to all of the terms and conditions of the Voting Agreement and agrees to become a party to the Voting Agreement as a Stockholder effective immediately.

        2. The Voting Agreement shall not in any way limit, amend or modify any of the terms or provisions of the Investor Agreement dated the date hereof among TDS, VS Washington Corporation and VoiceStream.

        3. VoiceStream, by action of its Board of Directors, shall appoint a Qualified TDS Designee to the Board of Directors of VoiceStream on the later of (i) the date hereof or (ii) promptly after TDS designates a Qualified TDS Designee.

        4. This Agreement shall become effective as of the Effective Time of the Aerial Reorganization and shall supersede the Parent Stockholder Agreement, dated as of September 17, 1999, among Aerial, TDS, VoiceStream and VS Washington Corporation (f/k/a VoiceStream Wireless Corporation) and the individuals and entities set forth on Schedule I thereto, which shall terminate by its terms at such time.

        5. The number of Shares Beneficially Owned by TDS as of the date of this Agreement is 35,570,493 Shares.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

        VOICESTREAM WIRELESS CORPORATION


        By:    /s/ Alan R. Bender
               -------------------------
        Name:  Alan R. Bender
        Title: Executive Vice President


        TELEPHONE AND DATA SYSTEMS, INC.


        By:    /s/ Leroy T. Carlson, Jr.
               -------------------------
        Name:  Leroy T. Carlson, Jr.
        Title: President






        SIGNATURE PAGE TO ACCEPTANCE BY TELEPHONE AND DATA SYSTEMS, INC.
              OF VOICESTREAM WIRELESS CORPORATION VOTING AGREEMENT



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